Exhibit 1.01



                                 TERMS AGREEMENT



                                          January 18, 1996



Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland 21202

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

          We understand that Commercial Credit Company, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.451% of the aggregate principal amount thereof, plus accrued interest from January 15, 1996 to the date of payment and delivery. The Closing Date shall be January 23, 1996, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

          The Securities shall have the following terms:

     Title:              5-7/8% Notes due January 15, 2003
     Maturity:           January 15, 2003
     Interest Rate:      5-7/8% per annum
     Interest Payment
       Dates:            January 15 and July 15, commencing July 15, 1996
     Initial Price to

































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     Public:             99.845% of the principal  amount thereof, plus  accrued
                         interest from January 15,  1996 to the date  of payment
                         and delivery
     Redemption
       Provisions:       The  Securities are not redeemable by the Company prior
                         to maturity.

     Additional terms:   The Regular  Record Dates are December 31  and June 30.
                         The  Securities   shall  be   issuable  as   Registered
                         Securities  only.   The  Securities  will be  initially
                         represented by one or more global Securities registered
                         in the name of The Depository Trust Company  ("DTC") or
                         its  nominee.   Beneficial interests in  the Securities
                         will  be  shown  on,  and  transfers  thereof  will  be
                         effected only  through, records  maintained by DTC  and
                         its  participants.  Owners  of beneficial  interests in
                         Securities  will be  entitled to  physical delivery  of
                         Securities in certificated form only under the  limited
                         circumstances  described  in the  Company's  Prospectus
                         Supplement dated  January  18,  1996.    Principal  and
                         interest on the  Securities shall be payable  in United
                         States dollars.   The provisions of Section 403  of the
                         Indenture relating to defeasance shall apply to the Securities.

          All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

          Basic Provisions varied with respect to this Terms Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)" and insert in lieu thereof "(33-59415)" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statement on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."

          Charles  O.  Prince,  III, Esq.  is  counsel to  the  Company.   Dewey
Ballantine is counsel to the Underwriter.

          The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

          Please accept this offer no later than 9:00 o'clock P.M. on January 18, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

          "We hereby accept your offer, set forth in the Terms Agreement, dated January 18, 1996, to purchase the Securities on the terms set forth therein."

                                        Very truly yours,

                                        UBS SECURITIES INC.



                                        By:  /s/ Richard M. Messina
                                            --------------------------
                                            Name:  Richard M. Messina
                                            Title: Vice President



ACCEPTED:

COMMERCIAL CREDIT COMPANY



By:  /s/ Firoz B. Tarapore
    ---------------------------
    Name:  Firoz B. Tarapore
    Title: Vice President and
            Assistant Treasurer